EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the following Registration Statements and amendments thereto

Form S-3 No. 333-52708 Registration for Face-amount Certificate Companies
Form S-3 No. 333-109663 Registration adding Securities to Prior Form S-3 Registration
Form S-8 No. 33-21505 Employee Stock Purchase Plan
Form S-8 No. 333-41671 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-41669 1997 Long-Term Incentive Plan
Form S-8 No. 333-66026 1997 Long-Term Incentive Plan
Form S-8 No. 333-41673 Executive Deferred Compensation Plan
Form S-8 No. 333-42131 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-66018 Non-Employee Directors’ Stock Option Plan
Form S-8 No. 333-54734 Stock Grant Plan
Form S-8 No. 333-101318 Executive Deferred Compensation Plan
Form S-8 No. 333-87290 Non-Employee Director Deferred Compensation Plan
Form S-8 No. 333-113892 Securities to be Offered to Employees in Employee Benefit Plans

of Beverly Enterprises, Inc. of our report dated June 4, 2004, except for Note 15, paragraph 1 as to which the date is June 9, 2004 with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K/A, Amendment No. 1) for the year ended December 31, 2003.

ERNST & YOUNG LLP

Little Rock, Arkansas

June 10, 2004